                              MORGAN STANLEY FUNDS
                               MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18F-3

                                  INTRODUCTION

This plan (the "Plan") is adopted pursuant to Rule 18f-3(d) of the Investment
Company Act of 1940, as amended (the "1940 Act"), effective as of July 28, 1997, and amended as of June 22, 1998, August 15, 2000, December 1, 2000, March 12,
2001 and October 28, 2004. The Plan relates to shares of the open-end investment companies to which Morgan Stanley Investment Advisors Inc. acts as investment manager, that are listed on Schedule A, as may be amended from time to time
(each, a "Fund" and collectively, the "Funds"). The Funds are distributed pursuant to a system (the "Multiple Class System") in which each class of shares
(each, a "Class" and collectively, the "Classes") of a Fund represents a pro rata interest in the same portfolio of investments of the Fund and differs only to the extent outlined below.

I. DISTRIBUTION ARRANGEMENTS

One or more Classes of shares of the Funds are offered for purchase by investors with the sales load structures described below. In addition, pursuant to Rule
12b-1 under the 1940 Act, the Funds have each adopted a Plan of Distribution
(the "12b-1 Plan") under which shares of certain Classes are subject to the service and/or distribution fees ("12b-1 fees") described below.

1. CLASS A SHARES

Class A shares are offered with a front-end sales load ("FESL"). The schedule of sales charges applicable to a Fund and the circumstances under which the sales charges are subject to reduction are set forth in each Fund's current prospectus. As stated in each Fund's current prospectus, Class A shares may be purchased at net asset value (without a FESL): (i) in the case of certain large purchases of such shares; and (ii) by certain limited categories of investors, in each case, under the circumstances and conditions set forth in each Fund's current prospectus. Class A shares purchased at net asset value may be subject to a contingent deferred sales charge ("CDSC") on redemptions made within eighteen months after purchase. Further information relating to the CDSC, including the manner in which it is calculated, is set forth in paragraph 6 below. Class A shares are also subject to payments under each Fund's 12b-1 Plan to reimburse Morgan Stanley Distributors Inc. (the "Distributor"), Morgan
Stanley DW Inc. ("Morgan Stanley DW"), its affiliates and other broker-dealers for distribution expenses incurred by them specifically on behalf of the Class, assessed at an annual rate of up to 0.25% of average daily net assets. The entire amount of the 12b-1 fee represents a service fee under the Rules of the
National Association of Securities Dealers, Inc. ("NASD") (of which the
Distributor is a member).

2. CLASS B SHARES

Class B shares are offered without a FESL, but will in most cases be subject to a six-year declining CDSC which is calculated in the manner set forth in paragraph 6 below. The schedule of CDSC charges applicable to each Fund is set forth in each Fund's current prospectus. With the exception of certain of the
Funds which have a different formula described below (Morgan Stanley American
Opportunities Fund, Morgan Stanley Natural Resource Development Securities Inc.,
Morgan Stanley Dean Witter Strategist Fund and Morgan Stanley Dividend Growth
Securities Inc.), (1) Class B shares are also subject to a fee under each Fund's respective 12b-1 Plan, assessed at the annual rate of up to 1.0% of either: (a)
the lesser of (i) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Fund's inception upon which a CDSC has been imposed or waived, or (ii) the average daily net assets of
Class B; or (b) the average daily net assets of Class B. A portion of the 12b-1 fee equal to up to 0.25% of the Fund's average daily net assets represents a service fee under the Rules of the NASD and the remaining portion of the 12b-1 fee, if any, represents an asset-based sales charge. Also, Class B shares have a conversion feature ("Conversion Feature") under which such shares convert to
Class A shares after a certain holding period. Details of the Conversion Feature are set forth in Section IV below.

3. CLASS C SHARES

Class C shares are offered without imposition of a FESL, but will in most cases be subject to a CDSC of 1.0% on redemptions made within one year after purchase.
Further information relating to the CDSC is set forth in paragraph 6 below. In addition, Class C shares, under each Fund's 12b-1 Plan, are subject to 12b-1 payments to reimburse the Distributor, Morgan Stanley DW, its affiliates and other broker-dealers for distribution expenses incurred by them specifically on behalf of the Class, assessed at the annual rate of up to 1.0% of the average daily net assets of the Class. A portion of the 12b-1 fee equal to up to 0.25%
of the Fund's average daily net assets is characterized as a service fee within the meaning of NASD guidelines. Unlike Class B shares, Class C shares do not have the Conversion Feature.

4. CLASS D SHARES

Class D shares are offered without imposition of a FESL, CDSC or a 12b-1 fee for purchases of Fund shares by (i) investors meeting an initial minimum investment requirement and (ii) certain other limited categories of investors, in each case, as may be approved by the Boards of Directors/Trustees of the Funds and as
disclosed in each Fund's current prospectus. Class D shares may not be offered for purchases of Fund shares made through certain investment programs approved by the Distributor.

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(1) The payments under the 12b-1 Plan for each of Morgan Stanley American
Opportunities Fund, Morgan Stanley Natural Resource Development Securities Inc.
and Morgan Stanley Dividend Growth Securities Inc. are assessed at the annual rate of 1.0% of the lesser of: (a) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund's Plan (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the
Plan's inception upon which a CDSC has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since inception of the Plan. The payments under the
12b-1 Plan for the Morgan Stanley Strategist Fund are assessed at the annual rate of: (i) 1.0% of the lesser of (a) the average daily aggregate gross sales of the Fund's Class B shares since the effectiveness of the first amendment of the Plan on November 8, 1989 (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the
Fund's Class B shares redeemed since the effectiveness of the first amended
Plan, upon which a CDSC has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since the effectiveness of the first amended Plan; plus (ii) 0.25% of the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, prior to effectiveness of the first amended Plan.

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5. ADDITIONAL CLASSES OF SHARES

The Boards of Directors/Trustees of the Funds have the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940 Act.

6. CALCULATION OF THE CDSC

Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Fund and the circumstances in which the CDSC is subject to waiver are set forth in each
Fund's prospectus.

II. EXPENSE ALLOCATIONS

Expenses incurred by a Fund will be allocated among the various Classes of shares pro rata based on the net assets of the Fund attributable to each Class, except that 12b-1 or service fees relating to a particular Class are allocated directly to that Class.

III. CLASS DESIGNATION

All shares of the Funds held prior to July 28, 1997 (other than the shares held by certain employee benefit plans established by Morgan Stanley DW, shares of
Funds offered with a FESL, and shares of Morgan Stanley Balanced Growth Fund and
Morgan Stanley Balanced Income Fund) have been designated Class B shares. Shares held prior to July 28, 1997 by such employee benefit plans have been designated
Class D shares. Shares held prior to July 28, 1997 of Funds offered with a FESL have been designated Class D shares. In addition, shares of Morgan Stanley
American Opportunities Fund purchased prior to April 30, 1984, shares of Morgan
Stanley Strategist Fund purchased prior to November 8, 1989 and shares of Morgan
Stanley Natural Resource Development Securities Inc. and Morgan Stanley Dividend
Growth Securities Inc. purchased prior to July 2, 1984 (with respect to such shares of each Fund, including such proportion of shares acquired through reinvestment of dividends and capital gains distributions as the total number of shares acquired prior to each of the preceding dates in this sentence bears to the total number of shares purchased and owned by the shareholder of that Fund)
have been designated Class D shares. Shares of Morgan Stanley Balanced Growth
Fund and Morgan Stanley Balanced Income Fund held prior to July 28, 1997 have been designated Class C shares except that shares of Morgan Stanley Balanced
Growth Fund and Morgan Stanley Balanced Income Fund held prior to July 28, 1997 that were acquired in exchange for shares of an investment company offered with a CDSC have been designated Class B shares and those that were acquired in exchange

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for shares of an investment company offered with a FESL have been designated
Class A shares.

IV. CONVERSION FEATURES

1. CLASS B TO CLASS A

Class B shares held before May 1, 1997 will convert to Class A shares in May
2005, except that Class B shares which were purchased before July 28, 1997 by trusts for which Morgan Stanley Trust provides discretionary trustee services converted to Class A shares on August 29, 1997 (the CDSC was not applicable to such shares upon the conversion). In all other instances, Class B shares of each
Fund will automatically convert to Class A shares, based on the relative net asset values of the shares of the two Classes on the conversion date, which will be approximately eight (8) years after the date of the original purchase.
Conversions will be effected once a month. The eight-year period will be calculated from the last day of the month in which the shares were purchased or, in the case of Class B shares acquired through an exchange or a series of exchanges, from the last day of the month in which the original Class B shares were purchased, provided that shares originally purchased before May 1, 1997 will convert to Class A shares in May 2005. Except as set forth below, the conversion of shares purchased on or after May 1, 1997 will take place in the month following the eighth anniversary of the purchase. There will also be converted at that time such proportion of Class B shares acquired through automatic reinvestment of dividends owned by the shareholder as the total number of his or her Class B shares converting at the time bears to the total number of outstanding Class B shares purchased and owned by the shareholder. In the case of Class B shares held by a "Morgan Stanley Eligible Plan" (as such term is defined in the prospectus of each Fund), all Class B shares will convert to
Class A shares on the conversion date of the first shares of a Fund purchased by that plan. In the case of Class B shares previously exchanged for shares of
Morgan Stanley Limited Duration U.S. Treasury Trust, a "Money Market Fund" or a
"No-Load Fund" (as such terms are defined in the prospectus of each Fund), the period of time the shares were held in any of such Funds (calculated from the last day of the month in which the shares of any of such Funds were acquired) is excluded from the holding period for conversion. If those shares are subsequently re-exchanged for Class B shares of a Fund, the holding period resumes on the last day of the month in which Class B shares are reacquired.

Effectiveness of the Conversion Feature is subject to the continuing availability of a ruling of the Internal Revenue Service or an opinion of counsel to the effect that (i) the conversion of shares does not constitute a taxable event under the Internal Revenue Code of 1986, as amended (the "Code");
(ii) Class A shares received on conversion will have a basis equal to the shareholder's basis in the converted Class B shares immediately prior to the conversion; and (iii) Class A shares received on conversion will have a holding period that includes the holding period of the converted Class B shares. The
Conversion Feature may be suspended if the Ruling or opinion is no longer available. In such event, Class B shares would continue to be subject to Class B fees under the applicable Fund's 12b-1 Plan.

2. CHOICE PROGRAM CONVERSIONS

On December 8, 2000, all Class A shares held through the Morgan Stanley Choice
Program (the "Choice Program") were automatically converted to Class D shares in the same Fund.

All Class D shares held through the Choice Program will automatically be converted to Class A shares in the same Fund at such time as those Fund shares are no longer held through the Choice Program (unless the affected shareholder is otherwise eligible to purchase Class D shares). All conversions will be effected based on then current relative net asset values of the shares of the two Classes on the conversion date. Effectiveness of these conversions is

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subject to the continuing availability of an opinion of counsel to the effect that the conversion of shares does not constitute a taxable event under the
Code.

V. EXCHANGE PRIVILEGES

Shares of each Class may be exchanged for shares of the same Class of the other
Funds and for shares of certain other investment companies without the imposition of an exchange fee as described in the prospectuses and statements of additional information of the Funds. The exchange privilege of each Fund may be terminated or revised at any time by the Fund upon such notice as may be required by applicable regulatory agencies as described in each Fund's prospectus.

VI. VOTING

Each Class shall have exclusive voting rights on any matter that relates solely to its 12b-1 Plan, except that Class B shareholders will have the right to vote on any proposed material increase in Class A's expenses, including payments under the Class A 12b-1 Plan, if such proposal is submitted separately to Class
A shareholders. If the amount of expenses, including payments under the Class A
12b-1 Plan, is increased materially without the approval of Class B shareholders, the Fund will establish a new Class A for Class B shareholders whose shares automatically convert on the same terms as applied to Class A before the increase. In addition, each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.

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                              MORGAN STANLEY FUNDS
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                                   SCHEDULE A
                               AT OCTOBER 28, 2004

1.  Morgan Stanley Aggressive Equity Fund
2.  Morgan Stanley Allocator Fund
3.  Morgan Stanley American Opportunities Fund
4.  Morgan Stanley Balanced Growth Fund
5.  Morgan Stanley Balanced Income Fund
6.  Morgan Stanley Biotechnology Fund
7.  Morgan Stanley California Tax-Free Income Fund
8.  Morgan Stanley Capital Opportunities Trust
9.  Morgan Stanley Convertible Securities Trust
10. Morgan Stanley Developing Growth Securities Trust
11. Morgan Stanley Dividend Growth Securities Inc.
12. Morgan Stanley Equally-Weighted S&P 500 Fund
13. Morgan Stanley European Growth Fund Inc.
14. Morgan Stanley Federal Securities Trust
15. Morgan Stanley Financial Services Trust
16. Morgan Stanley Flexible Income Trust
17. Morgan Stanley Fund of Funds
18. Morgan Stanley Fundamental Value Fund
19. Morgan Stanley Global A dvantage Fund
20. Morgan Stanley Global Dividend Growth Securities
21. Morgan Stanley Global Utilities Fund
22. Morgan Stanley Growth Fund
23. Morgan Stanley Health Sciences Trust
24. Morgan Stanley High Yield Securities Inc.
25. Morgan Stanley Income Builder Fund
26. Morgan Stanley Information Fund
27. Morgan Stanley International Fund
28. Morgan Stanley International Small Cap
29. Morgan Stanley International Value Equity Fund
30. Morgan Stanley Japan Fund
31. Morgan Stanley KLD Social Index Fund
32. Morgan Stanley Mid-Cap Value Fund
33. Morgan Stanley Nasdaq-100 Index Fund
34. Morgan Stanley Natural Resource Development Securities Inc.
35. Morgan Stanley New York Tax-Free Income Fund
36. Morgan Stanley Pacific Growth Fund Inc.
37. Morgan Stanley Quality Income Trust
38. Morgan Stanley Real Estate Fund
39. Morgan Stanley S&P 500 Index Fund
40. Morgan Stanley Small-Mid Special Value Fund
41. Morgan Stanley Special Growth Fund
42. Morgan Stanley Special Value Fund
43. Morgan Stanley Strategist Fund

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44. Morgan Stanley Tax-Exempt Securities Trust
45. Morgan Stanley Total Market Index Fund
46. Morgan Stanley Total Return Trust
47. Morgan Stanley U.S. Government Securities Trust
48. Morgan Stanley Utilities Fund
49. Morgan Stanley Value Fund